Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-53785, 333-80387, 333-86224, 333-108342, and 333-117986 on Form S-8 of our reports dated March 14, 2006, relating to the financial statements and financial statement schedule of Columbia Sportswear Company, and management’s report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Columbia Sportswear Company for the year ended December 31, 2005.

DELOITTE & TOUCHE LLP

Portland, Oregon

March 14, 2006